Exhibit 10.12

 O N S E T F I N A N C I A L , I N C.

10813 River Front Parkway, Suite 450

South Jordan, Utah 84095

MASTER LEASE AGREEMENT NO. OFI0645215

THIS MASTER LEASE AGREEMENT is made on November 13, 2014 between ONSET FINANCIAL, INC., with its principal office located at 10813 S. River Front Parkway, Suite 450, South Jordan, UT 84095 (the “Lessor”) and Tropicana Las Vegas, Inc., a corporation organized in the state of Nevada with its principal office located at 3801 Las Vegas Blvd., Las Vegas, NV 89109 (the “Lessee”).

SECTION 1.	LEASE:

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor the Property described in any Schedule executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement. Each Schedule shall incorporate by reference the terms and conditions of this Master Lease Agreement, and together with the Acceptance and Delivery Certificate and Master Progress Payment Agreement, if applicable, shall constitute a separate Lease.

SECTION 2.	TERM OF LEASE:

The term of any Lease, as to all Property designated on the applicable Schedule, shall commence on the Date of Acceptance for such Property, and shall continue for a Base Period ending that number of months from the Lease Commencement Date as specified in the Schedule. Thereafter, Lessee shall have those options as provided in Section 20n of this Master Lease Agreement.

SECTION 3.	RENT AND PAYMENT:

Lessee shall pay as rent for use of the Property, aggregate rentals equal to the sum of all the Monthly Rentals and other payments due under the Lease for the entire Base Period. The Monthly Rental shall begin on the Date of Acceptance and shall be due and payable by Lessee in advance on the first day of each month throughout the Base Period. If the Date of Acceptance does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Date of Acceptance to the Lease Commencement Date by a daily rental equal to one-thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Date of Acceptance. Lessee shall pay to Lessor, or its assigns, all rentals as due when due, without notice or demand, to Lessor’s address set forth above, or as otherwise directed in writing by Lessor, or its assigns. LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON. THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE BASE PERIOD AND ANY RENEWAL PERIODS.

If any rental or other payment due under any Lease shall be unpaid ten (10) days after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or two percent (2%) per month on any such unpaid amount but in no event to exceed maximum lawful charges.

SECTION 4.	TAXES AND FEES:

Lessee shall promptly pay to Lessor, and agrees to indemnify and hold Lessor harmless from all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor (together with any penalties, fines or interest thereon), which are levied or based on the Monthly Rental or other payment due under the Lease, or on the delivery, acquisition, possession, use, operation, lease, rental, sale, purchase, control or value of the Property, including without limitation, registration and license fees and assessments, recycling fees, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor’s net income, (collectively “taxes”), whether the same be assessed to Lessor or Lessee. Lessee also agrees to pay to Lessor all actual out of pocket or third party costs, servicing and administrative costs associated with processing and paying various fees and taxes. Lessor shall file all required reports and returns with all applicable governmental agencies relating to the taxes concerning the Property.

SECTION 5.	NET LEASE:

This is a fully net, non-cancelable lease contract which may not be terminated for any reason except as otherwise specifically provided herein. Lessee has no right of prepayment unless agreed to in writing by Lessor. Lessor and Lessee agree that any Lease is a “Finance Lease” as defined by the Uniform Commercial Code Article 2A. Lessee shall be responsible for and shall indemnify Lessor against, all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

Lessee acknowledges and agrees that its obligations to pay all Monthly Rentals and other amounts due and owing and perform its obligations hereunder shall be primary, absolute, unconditional, independent and irrevocable and shall not be subject to or affected by (i) any circumstance whatsoever, including, without limitation, any setoff, counterclaim, recoupment, abatement, suspension, reduction, rescission, defense or other right otherwise available to Lessee; (ii) any defect in the title, merchantability, condition, design, operation or fitness for use of, or any damage to, removal, abandonment, requisition, taking condemnation or loss or theft or destruction of, the Property, or any interference, interruption, restriction, curtailment or cessation in or prohibition of the use or possession thereof by the Lessee or any other person for any reason whatsoever; or (iii) failure on the part of the manufacturer or the shipper of the Property to deliver the Property or any part thereof to Lessee. Lessor is not responsible to install, test, repair, service, or maintain any Property.

SECTION 6.	CONDITIONS PRECEDENT:

Lessor’s obligations under each Schedule, including its obligation to purchase and lease any Property to be leased thereunder, are conditioned upon Lessor’s receipt of, if applicable as determined by Lessor, in form or substance satisfactory to Lessor, and Lessor’s determination that all of the following are satisfactory: (i) evidence as to due compliance with the insurance provisions hereof; (ii) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (iii) lien searches in the jurisdiction of Lessee’s organization and in each jurisdiction in which the Property and/or Lessee’s chief executive office are located; (iv) incumbency and signature of the officers of Lessee authorized to execute such documents; (v) resolutions of Lessee’s Board of Directors and/or Members duly authorizing the leasing, or sale and leaseback, as the case may be, of the Property hereunder and the execution, delivery and performance of the Lease; (vi) if requested by Lessor, certificates of good standing from the jurisdiction of Lessee’s organization, and (vii) if requested by Lessor, a copy of Lessee’s organizational documents and evidence of Lessee’s organizational number.

SECTION 7.	MAINTENANCE AND REPAIRS; RETURN OF PROPERTY:

a.

During the continuance of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization reasonably satisfactory to Lessor for maintenance of each item of Property that requires such a contract. Such contract as to each item shall commence upon the earlier of the Certificate date, if applicable, or the Date of Acceptance. Upon request Lessee shall furnish Lessor with a copy of such contract.

b.

During the continuance of each Lease, Lessee shall, at its own cost and expense, and in accordance with all manufacturer maintenance specifications, (i) keep the Property in good repair, condition, operating order and appearance, reasonable wear and tear excepted, (ii) make all necessary adjustments repairs and replacements, (iii) not use or permit the Property to be used for any purpose for which, in the opinion of the manufacturer, the Property is not designed or reasonably suitable, and (iv) furnish all required parts, mechanisms, devices, maintenance and servicing, so as to keep each item of Property and any part in good repair and operating order (ordinary wear and tear excepted) in the same condition and appearance as when delivered to the Lessee. Such parts, mechanisms and devices shall immediately become a part of the Property for all purposes hereunder and title thereto shall vest in Lessor. If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like property.

c.

Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

d.

Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Property. Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to Lessor at the location within the continental United States designated by Lessor. Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Date of Acceptance, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore prescribed by the manufacturer. Lessee shall provide maintenance certificates or qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates (“recertification”). The term of the Lease shall continue upon the same terms and conditions until such recertification has been obtained.

e.

With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default (hereinafter defined) under the Lease, Lessee shall (i) destroy all copies or duplicates of the Software which were not returned to Lessor (ii); delete from its systems all Software then installed; (iii) cease using the Software altogether or; iv) disable the computers, computer systems or other equipment which run and/or operate and or are controlled by the Software. Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor/licensor so that Lessee shall not be in breach of any software license.

SECTION 8.	USE: ALTERATIONS AND ATTACHMENTS:

a.

Lessee shall at all times keep the Property in its sole possession and control. The Property shall not be moved from the location stated in the Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld, provided, however, in no Event shall the Property be moved to a location outside the United States.

b.	The Property is leased solely for commercial or business purposes.

c.

After Lessee receives and inspects any Property and is satisfied that the Property is acceptable, Lessee shall execute and deliver to Lessor an Acceptance and Delivery Certificate in form provided by Lessor; provided, however, that Lessee’s failure to execute and deliver an Acceptance and Delivery Certificate for any Property shall not affect the validity and enforceability of the Lease with respect to the Property. If Lessee has executed and delivered a Master Progress Payment Agreement, Lessor may, in its sole discretion, at any time by written notice to Lessee, declare all prior Certificates executed in connection with the Master Progress Payment Agreement to be and constitute the Acceptance and Delivery Certificate for all purposes under the Lease, and the Date of Acceptance of the Lease shall be the date determined by Lessor in its sole discretion which shall not be earlier than the date of the last Certificate. In addition to the inspection rights of Lessor and its assigns under Section 9(b), if required by Lessor and/or its assigns, Lessee shall permit Lessor or Lessor’s agent (or Lessor’s assigns or an agent of Lessor’s assigns), at any reasonable time during normal business hours, (i) to inspect the Property, and (ii) to inspect the premises where the property is or will be located, and (iii) to visit Lessee’s management at Lessee’s headquarters or elsewhere. In addition, Lessee shall, if required by Lessor and/or its assigns, provide Lessor and/or its assigns with an inspection report satisfactory to Lessor and/or its assigns, in its or their sole discretion. Notwithstanding any other provision herein, any of the foregoing inspections shall be performed, and any such report shall be provided, prior to the execution and delivery by Lessee of an Acceptance and Delivery Certificate. Lessee shall pay any and all costs, including travel expenses, incurred by Lessor and/or its assigns in connection with any such inspections, reports and visits.

d.	The Property is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon. Lessee shall not affix or attach, or permit any of the Property to become affixed or attached to any real property in any manner which would change its nature from that of personal property to real property. Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property. Lessee will obtain and deliver to Lessor a lien waiver in a form satisfactory to Lessor, from all persons not a party hereto who might claim an interest, lien or other claim in the Property.

e.

Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturer’s instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.

f.

Lessee may not make alterations or attachments to the Property that will detrimentally affect the Property’s end of Base Period residual value without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Any such alterations or attachments shall be made at Lessee’s expense and shall not interfere with the normal and satisfactory operation or maintenance of the Property. The manufacturer may incorporate engineering changes or make temporary alterations to the Property upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor upon their attachment to the Property or, at the option of Lessor, shall be removed by Lessee at the termination of the Lease and the Property restored at Lessee’s expense to its original condition, reasonable wear and tear only excepted.

g.

Lessee shall ensure that the Property is installed, used, operated and, at the termination of the Lease, if applicable, removed at Lessee’s expense (i) in accordance with any applicable manufacturer’s manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations.

h.

In the event the Property includes Software, the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement entered into with the owner/vendor/licensor of such Software (“License”) (at Lessor’s request, Lessee shall provide a complete copy of the License to Lessor) and shall not breach the License; (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third-party beneficiary of the License; (iii) as due consideration for Lessor’s payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the term of the Lease; and (v) the Software shall be deemed Property for all purposes under the Lease.

i.

Unless otherwise agreed to in writing by Lessor, the Property shall at all times be used in Lessee’s business and shall not at any time be held for sale or lease or otherwise constitute “inventory”, as such term is defined in Utah Uniform Commercial Code (as may be amended from time to time).

j.

With respect to Lessee’s use of the property, Lessee shall comply with all present and future federal, state, regional and municipal laws, statutes, ordinances, regulations, rules, judicial and similar requirements of all federal, state, regional and municipal governmental agencies, bodies or officials or other governmental entities with legal authority pertaining to the protection of human or wildlife health and safety or the environment, including, without limitation, any such laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements regulating or relating to Hazardous Materials (defined below) or to the generation, use, storage, release, presence, disposal, transport, or handling of any other substance, oil, oil byproducts, gas element, or material which has the potential to pollute, contaminate or harm any land, subsurface area, water source or watercourse, air or other natural resource, hereinafter referred to as “Environmental Laws”.

“Hazardous Materials” is defined as any hazardous or toxic substance, material or waste that are or become regulated under any applicable local, state or federal law, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or defined by the Environmental Protection Agency (“EPA”) as “any material that poses a threat to human health and/or the environment. Typical hazardous substances are toxic, corrosive, ignitable, explosive, or chemically reactive”.

SECTION 9.	OWNERSHIP AND INSPECTION:

a.

The Property shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease. For purposes of the foregoing, Lessee transfers to Lessor all of Lessee’s right, title and interest (including all ownership interest) in and to the Property free and clear of all liens, security interests and encumbrances. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor’s ownership, and Lessee shall not permit their removal or concealment. Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

b.	Lessor, its assigns and their agents shall have free access to the Property upon reasonable notice at all reasonable times during normal business hours for the purpose of inspecting the Property and for any other purpose contemplated in the Lease. Lessee shall pay any and all actual out of pocket or third party costs incurred by Lessor in connection with any inspection performed by Lessor and/or its assigns.

c.	LESSEE SHALL KEEP THE PROPERTY AND LESSEE’S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

SECTION 10.	DISCLAIMER OF WARRANTIES:

a.

WITHOUT WAIVING ANY CLAIM THE LESSEE MAY HAVE AGAINST ANY MANUFACTURER, LESSEE ACKNOWLEDGES AND AGREES THAT i) LESSOR IS NOT A SELLER, SUPPLIER OR THE MANUFACTURER OF THE PROPERTY (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE) OR DEALER, NOR A SELLER’S OR A DEALER’S AGENT, ii) THE PROPERTY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, iii) THE LESSEE HAS EXAMINED AND IS SATISFIED THAT EVERY ITEM OF PROPERTY IS SUITABLE FOR ITS PURPOSE, iv) THE LESSEE ACCEPTS THE PROPERTY AND EACH PART THEREOF “AS IS” AND “WHERE IS”, V) THE LESSOR HAS NOT MADE AND DOES NOT MAKE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS WHATSOEVER, EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, RELATING TO THE PROPERTY, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS AS TO: (1) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (2) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; (3) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE (4) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; AND (5) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT. It is agreed that all such risks incident to the matters described in this Section 10a, as between the Lessor and the Lessee are to be borne by the Lessee. If the Property or Software is not properly installed, does not function as represented or warranted by original owner/seller/supplier/licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original owner/seller/supplier/licensor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims against Lessor. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee’s use of or right to use any Software) or for any loss of business howsoever caused.

b.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

c.

Lessor assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor’s purchase contract, which assignment shall be effective only (i) during the Base Period and any renewal period thereof; and (ii) so long as no Event of Default exists. Upon request of Lessee, Lessor shall assist Lessee, at no cost to Lessor, in enforcing any such warranties.

SECTION 11.	ASSIGNMENT BY LESSOR:

Lessor may assign or transfer its rights and interests in the Lease and/or the Property to another party (“Lessor’s Assignee”) either outright or as security for loans (collectively the “Underwriting”). Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and other payments and perform its other obligations under the Lease to the Lessor’s Assignee (or to another party designated by Lessor’s Assignee). Upon any such sale or assignment, LESSEE’S OBLIGATIONS TO LESSOR’S ASSIGNEE UNDER THE ASSIGNED LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR’S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessee waives and will not assert against any assignee of Lessor any claims, defenses, or set-offs which Lessee could assert against Lessor. Lessor’s Assignee shall have all of the rights but none of the obligations of Lessor under the assigned Lease, and after such assignment Lessor shall continue to be responsible for all of Lessor’s obligations under the Lease.

Upon any such assignment, Lessee agrees to promptly execute or otherwise authenticate and deliver to Lessor estoppel certificates, acknowledgements of assignment, records and other documents requested by Lessor which acknowledge the assignment, and affirmation of provisions of the Lease which may be required to effect the Underwriting. Lessee authorizes Lessor’s assigns to file UCC-1 financing statements or precautionary filings as Lessor or its assigns deem necessary. Lessor’s assigns are authorized to take any measures necessary to protect their interest in the Property.

Only one executed counterpart of any Schedule shall be marked “Original”; any other executed counterparts shall be marked “Duplicate Original” or “Counterpart”. No security interest in any Schedule may be created or perfected through the transfer or possession or control, as applicable, of any counterpart other than the document or record, as applicable, marked “Original”.

SECTION 12.	ASSIGNMENT BY LESSEE:

LESSEE MAY NOT ASSIGN ANY LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR OR ITS ASSIGNS, WHICH SHALL NOT BE UNREASONABLY WITHHELD. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

If Lessee desires to assign this Lease, as provided above, to a new person or entity (a “New Lessee”), for any reason, including, but not limited to, a consolidation, merger, or conveyance, acquisition or lease of all or substantially all of Lessee’s assets to a New Lessee or a sale or more than 50% of Lessee’s equity ownership to a New Lessee (collectively, an “Assignment”), then at least thirty (30) days prior to the consummation of the Assignment, Lessee shall give Lessor written notice of the proposed Assignment and shall cause the New Lessee to provide Lessor with such documents and reports, including but not limited to financial statements and summaries, as may be reasonably requested by Lessor and shall request that the New Lessee execute and deliver to Lessor an agreement satisfactory in form and substance to Lessor, in its reasonable discretion, containing the New Lessee’s effective assumption of the Lease and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee’s obligations having previously arisen, or then or thereafter arising, under the Lease, together with any and all documents, agreements, instruments, certificates, opinions and filings requested by Lessor.

Provided no Event of Default has occurred and is continuing and New Lessee’s creditworthiness, as reasonably determined by Lessor, is at least approximately equal to Lessee’s creditworthiness, as of the origination of this Lease, Lessor is required to and shall consent to the assignment of the Lease. If an Event of Default has occurred and is continuing or if the New Lessee’s creditworthiness is either not approximately equal to or worse than Lessee’s creditworthiness, as of the origination of this Lease, then Lessor may withhold its consent to the Assignment. In the event Lessor withholds its consent, as provided above, and Lessee continues with the Assignment to a New Lessee, Lessee shall be required to early terminate the Lease by paying to Lessor the lesser of (i) the Early Termination Payment (as defined in the Lease Schedule), or (ii) all sums owed through the date of termination, which shall be determined as the Stipulated Loss Value effective as of the date of termination (“Change in Control Early Termination Payment”). Lessee’s failure to immediately pay the Early Termination Payment or Change in Control Early Termination Payment, as applicable, shall constitute an Event of Default under the Lease, and Lessor shall be entitled to exercise any of its rights and remedies under the Lease.

Lessee grants Lessor a security interest in any existing or future sublease of the Property and the proceeds thereof, whether or not such sublease is prohibited. Subject to the terms of this Lease, this Lease and each Schedule inure to the benefit of, and are binding upon, the successors and assigns of Lessee, and, without limiting the foregoing, shall bind all persons who become bound as a “new debtor” (as defined in the Uniform Commercial Code) to this Lease and any Schedule.

SECTION 13.	LESSEE’S REPRESENTATIONS AND WARRANTIES:

Lessee represents and warrants as follows:

a.

If Lessee is a corporation, that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, that it is duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its articles of incorporation or by-laws or other governing instruments;

b.

(i) Lessee’s state of organization is the state listed in the introductory paragraph of this Lease; (ii) Lessee’s principal office is located in the state listed in the introductory paragraph of this Lease; (iii) Lessee is the legal entity or organization indicated in the introductory paragraph of this Lease, which organization is duly organized, validly existing and in good standing under the laws of the state listed in the introductory paragraph of this Lease; and (iv) Lessee’s full and exact legal name is the same as listed in the introductory paragraph of this Lease;

c.

The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision of, constitute a default under, or result in the creation of any lien on or in any property or assets of the Lessee, pursuant to any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

d.

If Lessee is a partnership, that it is duly organized by written partnership agreement and validly existing in accordance with the laws of the jurisdiction of its organization, that it is duly qualified to do business in each jurisdiction where the Property is, or is to be located, and has full power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary action on the part of the Lessee, and is not inconsistent with its partnership agreement or other governing instruments. Upon request, Lessee will deliver to Lessor certified copies of its partnership agreement and other governing instruments and original certificate of partners and other instruments deemed necessary or desirable by Lessor. To the extent required by applicable law, Lessee has filed and published its fictitious business name certificate;

e.

No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease, and;

f.

There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under any Lease.

SECTION 14.	RISK OF LOSS ON LESSEE:

From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee’s purchase order or contract to supplier until the date the Property is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage, non-delivery or destruction to the Property or caused by the Property to the environment, persons or other property (hereafter, such loss, damage, non-delivery or destruction to the Property or caused by the Property to the environment, persons or other property shall be referred to as the “Casualty”), howsoever caused. NO SUCH CASUALTY SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE, WHICH OBLIGATION, INCLUDING TIMELY RENTAL PAYMENTS, SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 15.	LESSEE’S WAIVERS:

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by §§ 70A-2A-508 through 70A-2A-522 of the Utah Uniform Commercial Code, including but not limited to Lessee’s rights to: (i) cancel the Lease; (ii) repudiate the Lease; (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee’s possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor’s default, if any, under the Lease; (viii) cover by making any purchase or lease of or contract to purchase or lease property in substitution for the Property due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Property identified in the Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor’s Damages as set forth in Section 19 hereof or which may otherwise limit or modify any of Lessor’s rights or remedies in that section.

SECTION 16.	INDEMNIFICATION:

Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation (i) claims for injury to or death of persons and for damage to property, but only to the extent the Lessor is not grossly negligent or willfully tortious and such actions directly give rise to the foregoing; (ii) claims relating to latent or other defects in the Property whether or not discoverable by Lessor; (iii) claims relating to patent, copyright, or trademark infringement; and (iv) claims for wrongful, negligent or improper act or misuse by Lessor, except those claims arising in connection with and while the Property is in the possession of Lessor or its agents; and (v) claims for any damages to persons or property, any costs associated with, or any fines caused by violation of any Environmental Laws. Lessee agrees to give Lessor prompt notice of any such claim or liability. For purposes of this paragraph and any Lease, the term “Lessor” shall include Lessor, its successors and assigns, shareholders, members, owners, partners, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee’s prior consent, and without prejudice to Lessor’s right to indemnification hereunder.

SECTION 17.	INSURANCE:

Lessee shall obtain and maintain for the entire time the Lease is in effect, at its own expense (as primary insurance for Lessor and Lessee), property damage and liability insurance (including any claims caused from the breach of any Environmental Laws involving the Property) and insurance against loss or damage to the Property including without limitation loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Property leased under any lease and by businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Property shall be equal to or greater than the full replacement value or the Stipulated Loss Value (as defined herein) of such items of Property. Stipulated Loss Value means the product of the Property cost (as designated on the related Schedule) and the applicable percentage factor set forth on the Stipulated Loss Schedule attached to the Schedule (“Stipulated Loss Value”). Each insurance policy will name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof, shall contain cross-liability endorsements and shall contain a clause requiring the insurer to give Lessor and its assignees at least thirty (30) days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. All insurance covering loss or damage to the Property shall contain a breach of warranty clause satisfactory to Lessor.

In the event of a Casualty to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit thereof, Lessee shall at the option of Lessor, (i) place the Property in good repair, condition and working order; or (ii) replace the Property (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (iii) pay to Lessor the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Stipulated Loss Value (defined in the Stipulated Loss Schedule) specified in the Stipulated Loss Schedule attached to the Schedule.

Lessee shall notify Lessor within ten (10) days of the actual date of the Casualty; Lessor will notify Lessee of its election of either option (i), (ii), or (iii), as set forth above, within five (5) days of receipt of Lessee’s notice. Lessee will then fully perform the repair, replacement or payment (as elected by Lessor) within sixty (60) days of the date of the Casualty.

SECTION 18.	DEFAULT:

An “Event of Default” shall occur under any Lease if:

a.	Lessee fails to pay any Monthly Rental or other payment required under the Lease when the same becomes due and payable and such failure continues for ten (10) days after its due date;

b.     Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or its assigns any document or record, as applicable, required under the terms of this Master Lease Agreement;

c.

Lessee attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee’s assets or upon the Property;

d.	Lessee permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Property;

e.

Lessee fails to immediately (within ten (10) days) notify Lessor of any loss, damage, or destruction to the Property or fails to timely repair, replace, or make payment as required in Sections 7 and 17, herein;

f.

Lessee or any guarantor, shall (i) be adjudicated insolvent or bankrupt, or cease, be unable, or admit its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days;

g.

Lessee is in default under any Lease or agreement executed with Lessor; or Lessee fails to sign or otherwise authenticate and deliver to Lessor any document or record requested by Lessor in connection with any Lease executed with Lessor; or Lessee fails to do anything whatsoever determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by any Lease executed with Lessor; or Lessee fails to protect Lessor’s rights and interests in any Lease and the Property; or Lessee fails to provide financial statements to Lessor as provided in Section 20k hereof; or Lessee is in default of any obligation or any agreement with any person or entity other than Lessor which obligation or agreement arises independently of any Lease;

h.	Lessee or any guarantor, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect;

i.

Lessee or any guarantor, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease and such failure or breach continues uncured for fifteen (15) days after occurrence thereof, except that the fifteen (15) day cure period shall not apply and an Event of Default shall occur immediately upon failure to pay the Monthly Rental, as provided in Section 18a or Lessee’s failure to maintain insurance;

j.	Lessee or any guarantor, shall suffer a material adverse change in its financial condition after the date hereof as determined by Lessor in its reasonable discretion;

k.

Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened, or believes in good faith for any other reason that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation, or fails to do anything requested by Lessor, at any time before or after the execution of this Master Lease Agreement, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee’s payment or performance under the Lease is impaired, or otherwise causes Lessor to feel insecure in funding or continuing to fund the Lease or any Schedule;

l.	Lessee shall have terminated its corporate existence;

m.

Lessee breaches any License, maintenance or other agreement for Software or fails to pay when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and fails to maintain the License in effect during the term of the Lease.

SECTION 19.	REMEDIES:

Upon the occurrence of any Event of Default and at any time thereafter, Lessor may with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following

a.	enforce this Master Lease Agreement according to its terms;

b.	require additional collateral to secure the Lease;

c.	upon notice to Lessee, cancel this Master Lease Agreement and any or all Schedules executed pursuant thereto;

d.	advance funds on Lessee’s behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefore, together with late charges accrued thereon;

e.	upon notice to Lessee, refuse to fund any Schedule(s) pursuant to the Lease;

f.	declare any Lease or Leases immediately due and payable;

g.	refuse to deliver the Property to Lessee;

h.	declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any renewal period or purchase options which Lessee has contracted to pay);

i.

in its sole discretion, sell, re-lease or otherwise dispose of any or all of the Property covered under any Schedule, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale), and in the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such default, to the obligations of Lessee hereunder and under such Schedule, or retain any or all of the Property in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency. The sale, re-lease, or other disposition may, at Lessor’s sole option, be conducted at Lessee’s premises. Lessor may at its sole discretion recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to Lessor’s Damages;

j.

without notice to Lessee, repossess, disable or demand Lessee to disable the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession or disablement being hereby expressly waived by Lessee) and remove or disable the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

k.	exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

l.

if Lessee breaches any of its obligations under Section 7e of this Master Lease Agreement with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor’s option, Lessor shall be entitled to injunctive relief;

m.

if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

n.

a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any;

o.

with or without terminating the Lease, and without waiving its right herein to repossess, recover, or sell the Property, recover the Stipulated Loss Value of the Property together with all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule as of the rent payment date immediately preceding the date of default;

p.

With respect to any exercise by Lessor of its right to recover and/or dispose of any Property securing Lessee’s obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Property for disposition; (ii) Lessor may comply with any applicable State or Federal law requirements in connection with any disposition of the Property, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Property; (iii) Lessor may specifically disclaim any warranties of title or the like with respect to the disposition of the Property; (iv) if Lessor purchases any of the Property, Lessor may pay for the same by crediting some or all of Lessee’s obligations hereunder or under any Schedule; and (v) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time;

q.

(i) by notice to Lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor; (ii) have access to and disable, or demand Lessee to disable the Software by any means deemed necessary by Lessor, including but not limited to disabling the computers, computer systems or other equipment which run and/or operate and/or are controlled by the Software, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor’s ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this Section 19q. LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR’S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code. The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Lessor’s failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor’s waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor’s rights or remedies hereunder without losing or waiving any of Lessor’s rights or remedies under the Lease.

In connection with Lessor’s exercise of any or all of the above-listed remedies, Lessor shall be entitled to recover all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, or the termination or disabling of Software, including without limitation, reasonable attorney fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee’s default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of fifteen percent (15%) per annum or the highest rate permitted by law. In the event of involuntary repossession by Lessor through judicial proceedings, or through a sheriff’s levy and sale, Lessee hereby waives any requirement that Lessor post a bond.

SECTION 20.	ADDITIONAL PROVISIONS:

a.

Security Interest. The parties acknowledge and agree that this is a “true lease” (for purpose of UCC Article 2A) and title to the leased Property (or Lessee’s interest in the Property if the Property is Software) is vested in the Lessor. In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, the following shall apply:

i

Effective the execution date of the Lease, Lessee, as debtor, grants a security interest to Lessor, as secured party, in the Property (or Lessee’s interest in the Property if the Property is Software), including but not limited to equipment and other personal property, general intangibles, Software and Lessee’s license rights and other rights to use the Software, and accessions thereto, and any refunds, rebates, remittances, and all rights and services related thereto, and proceeds of any of the foregoing, to secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. The Lease shall be deemed to be a security agreement with Lessee having granted to Lessor a security interest in the Property, and the Property shall secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. With regard to any security interest created hereunder in any of the Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

ii

Lessee authorizes Lessor to file financing statements and any records describing the Property and to take any and all actions necessary to perfect Lessor’s interest in the Property. Lessee agrees to execute any further documents, and to take any further actions, reasonably requested by Lessor to evidence or perfect the security interest granted under this subpart of the Lease, to maintain the first priority of the security interests, or to effectuate the rights granted to Lessor under this subpart of the Lease.

b.

Entire Agreement. Each Schedule shall incorporate the terms and conditions of this Master Lease Agreement and, together with the Acceptance and Delivery Certificate and Master Progress Payment Agreement (and Certificates thereunder), if applicable, and any amendments to any of the foregoing documents, shall supersede all prior communications, representations, agreements, and understandings, including but not limited to offer letters, proposal letters, comfort letters, commitment letters and the like, and constitute the entire understanding and agreement between the Lessor and Lessee with regard to the subject matter hereof and thereof, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. In the event of conflict between the provisions of this Master Lease Agreement and any Schedule, the provisions of the Schedule shall govern.

c.	Time Is of the Essence. Time is of the essence with respect to any Lease.

d.	Captions. Captions and section headings are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

e.

Governing Law. THIS LEASE (AS DEFINED IN SECTION 22 HEREIN) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF UTAH; ANY SUIT OR OTHER PROCEEDING BROUGHT BY EITHER PARTY TO ENFORCE OR CONSTRUE THIS LEASE (AS DEFINED IN SECTION 22 HEREIN), OR TO DETERMINE MATTERS RELATING TO THE PROPERTY OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE BROUGHT ONLY IN THE STATE OR FEDERAL COURTS IN THE STATE OF UTAH. THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH).

f.	Waiver of Trial by Jury. Lessor and Lessee hereby waive the right to trial by jury of any matters arising out of the Lease or Property or the conduct of the relationship between Lessor and Lessee.

g.

Severability. Should any term or provision of this Agreement be declared invalid, illegal, void or unenforceable, all remaining terms and provisions hereof will remain in full force and effect and will in no way be invalidated or affected thereby.

h.

Binding Effect; Survivability. The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns. All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

i.

Waiver. A waiver by either Party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

j.	Limitations. No paragraph, clause or phrase of this agreement shall limit, infringe, deny, negate, refuse or render void any other paragraph, clause or phrase of this agreement.

k.

Financial Statements. Lessee, and any guarantor, shall provide to Lessor a copy of its annual audited consolidated financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited consolidated financial statements within forty-five (45) days after the end of each fiscal quarter.

l.

Acceptance and Delivery Certificate. If Lessee fails to sign and deliver an Acceptance and Delivery Certificate, then except as otherwise provided in Section 8c hereof, the Date of Acceptance shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Property.

m.

Covenant of Quiet Possession. Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Master Lease Agreement.

n.

Lessee’s Options at Maturity of Base Period. At the end of the Base Period of any Schedule, unless otherwise provided herein, the Schedule shall automatically renew for twelve (12) additional months at the rate specified on the respective Schedule. Provided that Lessee gives written notice to Lessor, by certified mail, received by Lessor at least one hundred fifty (150) days prior to the end of the Base Period of any Schedule, Lessee shall be granted the opportunity to negotiate with Lessor concerning one of the following options: (1) purchase the Property for a price to be determined by Lessor and Lessee, or (2), or terminate the Schedule and return the Property to Lessor at Lessee’s expense to a destination within the continental United States specified by Lessor; provided, however, that for option (2) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, the provisions of Sections 8f, 8g and 7d hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule. With respect to options (1) and (2), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable. In the event Lessor and Lessee have not agreed to either option (1) or (2) prior to the maturity of the Base Period, or if Lessee fails to give written notice via certified mail at least one hundred fifty (150) days prior to the maturity of the Base Period of its intent to negotiate, or if an Event of Default has occurred under any Schedule, then options (1) and (2) shall expire and the Schedule shall automatically renew as provided herein. At the maturity of the initial twelve (12) month renewal period provided above, the Schedule shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months, each subject to termination at the maturity of any such successive six-month renewal period by either Lessor or Lessee giving to the other party at least thirty (30) days prior written notice of termination. Lessee acknowledges that Lessor has no obligation to enter into any agreement as a result of the initiation of discussions concerning options (1) or (2). LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND HAS HAD THE OPPORTUNITY TO DISCUSS THEM WITH LESSOR AND/OR ITS COUNSEL, SHOULD IT SO DESIRE. In the event of a disagreement between the parties in the interpretation of any provision of this Section 20(n), the parties agree that the ambiguity shall not be interpreted for or against either party upon grounds of authorship. This Section 20(n) shall supersede all prior communications, representations, agreements and understandings, including but not limited to offer letters, proposal letters, comfort letters, commitment letters, emails and the like and constitutes the entire understanding and agreement between Lessor and Lessee with regard to the subject matter of this Section 20(n), and THERE IS NO UNDERSTANDING OR AGREEMENT, ORAL OR WRITTEN, WHICH IS NOT SET FORTH HEREIN; provided, however, that in the event of a conflict between the provisions of this Section 20(n) and any Schedule, the provisions of the Schedule shall govern.

o.

Notices. Notices or demands required to be given herein shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service; (ii) on the same day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

p.

Further Assurances; Financing Statements. Lessee will cooperate with Lessor in protecting Lessor’s interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, the execution (or other authentication), and delivery of Uniform Commercial Code statements, records and filings, patent and copyright registration documents with respect to proprietary Software (if applicable), and other documents requested by Lessor. Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease. Lessee hereby authorizes Lessor to file UCC-1 financing statements, fixture filings, real property waivers, and all other filings and recordings, as may be deemed necessary by Lessor. Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements by Lessor before or after the execution of this Lease. Lessee shall pay all costs of filing any financing amendment, continuation and termination statements with respect to the Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Property noted on any certificate of title relating to the Property and will deposit said certificate with Lessor. Lessee will execute, or otherwise authenticate, and deliver to Lessor such other documents, records and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee’s obligations under the Lease. Lessor is authorized to take any measures necessary to protect its interest in the Property.

In the event the Property is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor’s interest in the Property and obtaining an acknowledgment from the third party that the third party is holding the Property for the benefit of Lessor.

q.

Lessor’s Right to Perform for Lessee. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorney fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand.

r.

Counterparts; Chattel Paper. This Lease may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed or otherwise authenticated and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule(s) would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created or perfected through the transfer or possession of this Lease in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Schedule(s) identified as the document or record (as applicable) marked “Original”, and all other counterparts shall be marked “Duplicate Original” or “Counterpart”.

s.

Joint and Several Liability. In the event two or more parties execute this Master Lease Agreement as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Master Lease Agreement or under any Schedule or other document executed in connection herewith. Any and all representations, agreements, or actions by one Lessee shall be binding on all other Lessees.

t.

Legal Fees and Other Costs. Lessee shall reimburse Lessor for all reasonable legal fees and additional charges, costs and expenses incurred by Lessor:(i) in review or preparation of any changes or amendments required by Lessee to Lessor’s standard Lease documentation; (ii) in defending or protecting its interest in the Property; (iii) in the execution, delivery, administration, amendment and enforcement of the Lease or the collection of any rent or other payments due under the Lease, or the preparation of any amendments or settlement agreements prepared in connection with the Lease; and (iv) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation; actions in tort. Lessee shall pay applicable reasonable legal fees at the rate of no more than $350.00 per hour. Lessee shall pay a documentation fee calculated at .15% of the total cost of property with a minimum of $750.00 and a maximum of $7,500.00 for each Schedule.

u.

Amendment and Modification. The Lease may not be amended or modified except by a written amendment executed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten (10) days after receiving notice of the amendment from Lessor.

v.

Unauthorized Distribution of Lease Documents Prohibited. Lessee agrees that it will not, through any of its actions or omissions, cause any document or any portion of any document, associated with any Lease to be delivered, distributed, or otherwise fall into the possession of anyone not employed by Lessee on a full time basis, without the written consent of Lessor. Lessee further acknowledges that any such unauthorized delivery or distribution could cause Lessor to suffer irreparable economic harm.

w.

Change in Lessee’s Name, Address and Jurisdiction. Lessee shall not change its name, chief executive office address, or jurisdiction of organization from that set forth above, unless it shall have given Lessor or its assigns no less than thirty (30) days prior written notice.

SECTION 21.	POWER OF ATTORNEY:

LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR’S AGENTS AND ASSIGNS AS LESSEE’S ATTORNEY-IN-FACT TO EXECUTE ACKNOWLEDGEMENT LETTERS AND OTHER DOCUMENTS REQUIRED TO BE EXECUTED BY LESSEE TO EFFECT ANY UNDERWRITING OR PERFECT ANY SECURITY INTEREST WITH REGARD TO A SCHEDULE.

SECTION 22.	DEFINITIONS

All capitalized terms not defined herein are defined in the Schedule.

a.

“Acceptance and Delivery Certificate” means, any acceptance and delivery certificate, executed by the Lessee in connection with a Schedule, a Master Progress Payment Agreement, if any, and this Master Lease Agreement whereby the Lessee acknowledges that the items of Property to be leased have been delivered, received, installed, examined and tested and determined by Lessee to be satisfactory.

b.	“Base Period” means, the period of any Lease referred to as such on the related Schedule under this Master Lease Agreement.

c.

“Certificate” means, an Acceptance and Delivery and Approval for Progress Payment Certificate executed by the Lessee in connection with a Schedule, a Master Progress Payment Agreement and this Master Lease Agreement.

d.

“Date of Acceptance” means, except as otherwise provided in Section 8c of this Master Lease Agreement, the date Lessee accepts the Property designated on any Schedule, as set forth in any Acceptance and Delivery Certificate executed by the Lessee in form provided by Lessor.

e.

“Lease Commencement Date” means, as to the Property designated on any Schedule, where the Date of Acceptance for such Schedule falls on the first day of a calendar quarter, that date, and in any other case, the first day of the calendar quarter following the calendar quarter in which such Date of Acceptance falls.

f.

“Lease” means, a Schedule incorporating the terms of this Master Lease Agreement, together with the related Master Progress Payment Agreement, if any, Stipulated Loss Schedule, Acceptance and Delivery Certificate, UCC financing statements and all other supporting documentation related thereto.

g.	“Lessor’s Damages” means, the Stipulated Loss Value together with costs, expenses, attorney’s fees, interest, and any determinable indemnity owed by Lessee to Lessor.

h.

“Master Progress Payment Agreement” means, an agreement under which (i) Lessee accepts items of Property by signing a Certificate, (ii) Lessor agrees to purchase said items or Property, and (iii) Lessee agrees to pay service charges, all prior to the Date of Acceptance of all Property under the Schedule.

i.	“Monthly Rental” means, the monthly rental, together with sales tax and other amounts, if applicable, referred to as such on the related Schedule under this Master Lease Agreement.

j.

“Property” means, equipment and other property, together with all related software whether embedded therein or otherwise, with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto described in any Lease Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.

k.

“Schedule” means, any Lease Schedule to be executed and delivered by Lessor and Lessee under this Master Lease Agreement, which Schedule states the terms and other information associated with the Schedule and describes the leased Property.

l.

“Software” means, any computer program and supporting data, including all documentation, later versions, updates, upgrades and modifications, provided and/or described in any Lease Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.

m.	“Stipulated Loss Schedule” means, Schedule of Stipulated Loss Values relating to a specific Schedule under this Master Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease Agreement on the month, day and year first above written.

LESSOR:	LESSEE:
ONSET FINANCIAL, INC.	Tropicana Las Vegas, Inc.

BY:	/s/ Nancy Eggan	BY:	/s/ Joanne Beckett
	Nancy Eggan		Joanne Beckett
TITLE:	Sr. Vice President	TITLE:	Vice President and General Counsel

LEASE SCHEDULE NO. 001

TO

MASTER LEASE AGREEMENT NO. OFI0645215

This Lease Schedule No. 001 dated November 13, 2014 (the “Schedule”) between ONSET FINANCIAL, INC. (the “Lessor”) and Tropicana Las Vegas, Inc. (the “Lessee”) incorporates by reference the terms and conditions of Master Lease Agreement No. OFI0645215 dated November 13, 2014 (the “Master Lease”), the MPPA, as more fully defined herein, the Exhibit A (“Property” Description) and the Exhibit B (“Stipulated Loss Schedule”), and constitutes a separate lease between Lessor and Lessee and is referred to herein as the “Lease”. Lessor shall have the right to replace this Schedule with multiple Schedules and to replace the related Stipulated Loss Schedules with multiple Stipulated Loss Schedules for the purpose of segregating the Property into separate Lease Schedules. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.

SECTION 1     PROPERTY: Real property improvements for the pavilion expansion with related furniture, fixtures and equipment and other Property purchased or paid for by Lessor pursuant to that Master Progress Payment Agreement dated November 13, 2014 (the “MPPA”) between Lessor and Lessee, (including without limitation, all Certificates signed in connection with said MPPA which relate to this Schedule), and any and all attachments, accessions, additions, enhancements and replacements thereto.

The Property subject to this Schedule shall be more fully described in an Acceptance and Delivery to be executed later by Lessee in connection with this Schedule. Upon Lessee’s execution of the Acceptance and Delivery, this Section 1 shall be amended automatically to include herein all Property described in the Acceptance and Delivery.

SECTION 2     PROPERTY LOCATION: 3801 Las Vegas Blvd., Las Vegas, NV 89109. Upon Lessee’s later execution of an Acceptance and Delivery in connection with this Schedule, this Schedule shall be amended automatically to include additional locations, if any, specified in the Acceptance and Delivery.

SECTION 3     BASE PERIOD: Thirty (30) months starting on the Commencement Date

SECTION 4     TOTAL PROPERTY COST NOT TO EXCEED: $3,000,000.00

SECTION 5     MONTHLY LEASE RATE FACTOR: 0.03400

SECTION 6     MONTHLY RENTAL: The Monthly Rental shall be equal to the total amount funded by Lessor under the Schedule multiplied by the Lease Rate Factor (or the Revised Lease Rate Factor, as applicable), plus applicable sales/use tax.

SECTION 7     RENTAL FREQUENCY: Monthly in advance

SECTION 8     DEPOSIT: $102,000.00. Provided no Event of Default has occurred under the Lease, the Deposit shall be applied to the last Monthly Rental, plus applicable sales/use and property tax

SECTION 9     DATE OF ACCEPTANCE: As specified in the Acceptance and Delivery Certificate

SECTION 10   FLOATING LEASE RATE FACTOR: The Lease Rate Factor indicated in Section 5, shall increase .00006776 for every five (05) basis point increase in Twenty-four (24) month U.S. Treasury Notes as of the Date of Acceptance of the Property (the “Amended Lease Rate Factor”), at which time the Monthly Rental under this Schedule shall be adjusted by multiplying the Total Property Cost, indicated in Section 4, by the Amended Lease Rate Factor. The Twenty-four (24) month U.S. Treasury Note yield used as the basis for the calculation of the Amended Lease Rate Factor herein is 0.41%.

SECTION 11     ADDITIONAL PROVISIONS:

a.

PAYMENT BY ELECTRONIC TRANSFER: Lessee shall electronically transfer all rental payments and other monies due under this Schedule from Lessee’s account maintained with its financial institution. Failure of Lessor or its assigns to receive such payments by electronic transfer shall constitute an additional Event of Default under Section 18 of the Master Lease. Upon the occurrence of the Event of Default specified above, Lessor shall be entitled to exercise its rights and remedies under the Lease.

b.

GUARANTY: Notwithstanding anything to the contrary herein, the parties acknowledge and agree that this Lease is guaranteed by Tropicana Las Vegas Hotel and Casino, Inc., and Tropicana Las Vegas Intermediate Holdings, Inc. as set forth in the Continuing and Unconditional Guaranties each dated November 13, 2014 and incorporated herein by reference, (the “Guaranty”).

c.

SELF-MAINTENANCE: For purposes of this Schedule only, Lessee shall, and at its own expense, either (i) enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization satisfactory to Lessor for maintenance of each item of Property; or (ii) self-maintain each item of Property in accordance with the manufacturer’s standard maintenance agreement. Such contract or self-maintenance as to each item of Property shall commence upon the earlier of the Certificate Date, if applicable, or the Date of Acceptance. Upon Lessor’s request, Lessee shall furnish Lessor with a copy of such contract or provide to Lessor satisfactory evidence of self-maintenance.

d.

SOFTWARE: For the purposes of this Schedule only, notwithstanding anything to the contrary contained in the Master Lease, the parties acknowledge and agree that the Property does not include Software and as such Sections 7e, 8h, 18m, 19l and 19q of the Master Lease shall not apply.

e.

REAL PROPERTY IMPROVEMENTS: For purposes of this Schedule only, notwithstanding anything to the contrary contained in the Master Lease, the parties acknowledge and agree that some or all of the Property consists of improvements to the real property owned by the Lessee that may become permanently affixed or permanently attached to the real property (“Real Property Improvements”) and as such, in respect to the Real Property Improvements only, Sections 7d of the Master Lease shall be deleted in its entirety and the following Section of the Master Lease shall be amended as follows:

Section 8d shall be amended and replaced in its entirety with the following language:

d.

To the fullest extent possible, the items of Property that can be shall remain personal property during the term of the Lease notwithstanding that some portions or some items of the Property may become affixed, attached to or located on real property or any building or improvement thereon. Lessor acknowledges that it has no rights in any Real Property Improvements.

Section 9a shall be amended and replaced in its entirety with the following language:

a.

The Property (other than the Real Property Improvements) shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease. For purposes of the foregoing, Lessee transfers to Lessor, subject to existing lien and/or mortgage rights of Wells Fargo Bank associated with or used to secure that certain credit facility extended to Lessee by Wells Fargo Bank dated as of December 21, 2012 (the “Wells Fargo Lien”), all of Lessee’s right, title and interest (including all ownership interest) in and to the Property (other than the Real Property Improvements) free and clear of all liens, security interest and encumbrances, except the Wells Fargo Lien. Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest, except for a reference to the Wells Fargo Lien.

Section 9c shall be amended and replaced in its entirety with the following language:

c.

LESSEE SHALL KEEP THE PROPERTY (OTHER THAN THE REAL PROPERTY IMPROVEMENTS) AND LESSEE’S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT FOR THE WELLS FARGO LIEN AND OTHER LIENS PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

Sections 19i and 19j shall be amended and replaced in their entirety with the following language:

i.

subject to the Wells Fargo Lien, and Wells Fargo Bank’s associated rights therewith, sell, re-lease or otherwise dispose of any or all of the Property (other than the Real Property Improvements) covered under this Schedule, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale), and in the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such default, to the obligations of Lessee hereunder and under such Schedule, or retain any or all of the Property in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency. The sale, re-lease, or other disposition may, at Lessor’s sole option, be conducted at Lessee’s premises. Lessor may at its sole discretion recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to Lessor’s Damages;

j.

subject to the Wells Fargo Lien, and Wells Fargo Bank’s associated rights therewith, without notice to Lessee, repossess, disable or demand Lessee to disable the Property (other than the Real Property Improvements) wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession or disablement being hereby expressly waived by Lessee) and remove or disable the Property therefrom;

Section 19m shall be amended and replaced in its entirety with the following language:

m. if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, subject to the Wells Fargo Lien.

f.	GAMING BOARD ADDENDUM: The attached Gaming Board Addendum shall be incorporated herewith.

g.

LESSEE’S OPTIONS AT MATURITY OF BASE PERIOD: For purposes of this Schedule only, provided no Event of Default has occurred under the Lease, at the end of Base Period of this Schedule the following amendment shall apply: i) delete “twelve (12) additional months at the rate specified on the respective Schedule.” and replace with “six (6) additional months at the rate specified in this Schedule (the “Renewal Period”). At the maturity of the six (6) month renewal period, provided all obligations of Lessee hereunder have been satisfied, this Schedule shall terminate and title to the Property shall automatically pass to Lessee, “AS IS” AND “WHERE IS”, without any representations or warranties of any kind from Lessor.”; ii) delete “and Lessee must entere into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule”; and iii) delete “At the maturity of the initial twelve (12) month renewal period provided above, the Schedule shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months, each subject to termination at the maturity of any such successive six month renewal period by either Lessor or Lessee giving to the other party at least thirty (30) days prior written notice of termination.”

h.

EARLY TERMINATION PROVISION: For purposes of this Schedule only, and provided no Event of Default has occurred under the Lease, Lessee may early terminate this Schedule at any time prior to twenty-four (24) months after the Commencement Date,  upon thirty (30) days prior written notice to Lessor by paying to Lessor the present value of the remaining Base Period Monthly Rental payments plus the Renewal Period payments, discounted at 7% (plus all applicable taxes and other amounts due under the Lease, including but not limited to sales and use tax, property tax, late charges, and any and all other sums due) after which all of Lessor’s rights title and interest shall be transferred to the Lessee (the “Early Termination Payments”).

i.	CAPITAL LEASE TREATMENT: The parties acknowledge that this lease will be required to be reflected as a capitalized lease obligation of the financial statements of Lessee.

j.

ENTIRE AGREEMENT: For purposes of this Schedule only, Section 20b of the Master Lease Agreement is hereby modified to include two (2) Continuing and Unconditional Guaranties executed in connection with the Master Lease Agreement and the Gaming Board Addendum, together with other documents described in that section, shall comprise the entire understanding and agreement between the parties with regard to the subject matter thereof.

SECTION 12     REPRESENTATION OF LESSEE: Lessor and Lessee agree that this Schedule is a “Finance Lease” as defined by the Uniform Commercial Code Article 2A, in that (i) Lessee has selected the Property in its sole discretion, (ii) Lessor has acquired the Property solely for the purpose of leasing such Property under this Schedule, and (iii) Lessee has received a copy of the contract evidencing Lessor’s purchase of the Property.

SECTION 13      REPRESENTATION OF LESSOR: Lessor acknowledges and represents that no Real Property Improvements are covered by any UCC filings made or to be made by Lessor.

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		Tropicana Las Vegas, Inc.

BY:	/s/ Nancy Eggan	BY:	Joanne Beckett
	Nancy Eggan		Joanne Beckett
TITLE:	Sr. Vice President	TITLE:	Vice President and General Counsel

EXHIBIT B

STIPULATED LOSS SCHEDULE

DATED NOVEMBER 13, 2014

TO

LEASE SCHEDULE NO. 001

DATED NOVEMBER 13, 2014

TO

MASTER LEASE AGREEMENT NO. OFI0645215

STIPULATED LOSS VALUE TABLE

	TOTAL			TOTAL
AFTER	STIPULATED	STIPULATED	AFTER	STIPULATED	STIPULATED
MONTHLY	LOSS	LOSS	MONTHLY	LOSS	LOSS
PAYMENT	VALUE	PERCENTAGE	PAYMENT	VALUE	PERCENTAGE

0	$4,140,000	138.00%	16	$2,575,451	85.85%
1	$4,055,360	135.18%	17	$2,472,733	82.42%
2	$3,955,608	131.85%	18	$2,370,043	79.00%
3	$3,855,802	128.53%	19	$2,267,383	75.58%
4	$3,755,940	125.20%	20	$2,164,750	72.16%
5	$3,656,022	121.87%	21	$2,068,362	68.95%
6	$3,580,025	119.33%	22	$1,964,923	65.50%
7	$3,478,518	115.95%	23	$1,861,556	62.05%
8	$3,376,998	112.57%	24	$1,758,262	58.61%
9	$3,275,463	109.18%	25	$1,655,039	55.17%
10	$3,173,914	105.80%	26	$1,551,888	51.73%
11	$3,072,352	102.41%	27	$1,448,808	48.29%
12	$2,970,775	99.03%	28	$1,345,801	44.86%
13	$2,869,184	95.64%	29	$1,243,383	41.45%
14	$2,780,974	92.70%	30	$1,140,000	38.00%
15	$2,678,198	89.27%	and thereafter

The Stipulated Loss Value for any item of lost, damaged or destroyed Property shall be the Lessor's original cost of such item of Property multiplied by the Stipulated Loss Percentage indicated in the above table which corresponds to the month of the Lease after the Commencement Date in which the last Monthly Rental payment was made. In the event of a total loss or destruction, the Stipulated Loss Value for all lost or damaged Property shall be equal to the percentage or dollar amount, as the case may be, listed under the Total Stipulated Loss Value indicated above which corresponds to the month of the Lease after the Commencement Date in which the last Monthly Rental payment was made. If a partial or total loss occurs at any time prior to the Commencement Date of the Lease, then the Stipulated Loss Value shall be equal to 138% of the total amount funded. In the event the Lease is continued for any reason, then the last percentage or dollar amount, as the case may be, shown above shall control throughout any such continued term.

In the event of default under the Lease, Lessor may, in addition to all other remedies available to it under the Lease, recover the dollar amount listed under the Total Stipulated Loss Value indicated above as of the Monthly Rental payment date immediately preceding the date of the default, or in the event of a default under the Master Progress Payment Agreement, Lessor may recover an amount equal to 138% of the total amount funded.

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		TROPICANA LAS VEGAS, INC.

BY:	/s/ Nancy Eggan	BY:	/s/ Joanne Beckett
	Nancy Eggan		Joanne Beckett
TITLE:	Sr. Vice President	TITLE:	Vice President and General Counsel